EXHIBIT 10.2








                           SUBORDINATE LOAN AGREEMENT

                                   dated as of

                                   May 2, 1996

                                      among

                           SOCO WATTENBERG CORPORATION
                        and PATINA OIL & GAS CORPORATION,
                                   as Lenders,

                                       and

                         GERRITY OIL & GAS CORPORATION,
                                   as Borrower

                                TABLE OF CONTENTS



ARTICLE I TERMS DEFINED .....................................................  1

                  SECTION 1.1.  Definitions..................................  1
                  SECTION 1.2.  Term Defined in the Indenture................  6

ARTICLE II THE LOAN FACILITY.................................................. 7

                  SECTION 2.1. Commitments...................................  7
                  SECTION 2.2.  Method for Requesting Advances...............  7
                  SECTION 2.3.  Notes........................................  7
                  SECTION 2.4.  Interest Rate................................  8
                  SECTION 2.6.  Maturity Date................................  8
                  SECTION 2.7.  Voluntary Prepayments........................  8
                  SECTION 2.8.  Commitment Fee...............................  8
                  SECTION 2.9.  Funding Fee..................................  9
                  SECTION 2.10.  General Provisions as to Payments...........  9

ARTICLE III OBLIGATIONS AND RIGHTS OF LENDERS ASSIGNED........................ 9

                  SECTION 3.1.   Collateral Assignment to Senior Lenders.....  9
                  SECTION 3.2.   Place of Payment............................  9
                  SECTION 3.3.   Certain Rights of Administrative Agent......  9

ARTICLE IV CONDITIONS TO ADVANCES............................................ 10

                  SECTION 4.1.  Conditions to Initial Advance................ 10
                  SECTION 4.2.  Conditions to Each Advance................... 11
                  SECTION 4.3.  Additional Condition to Initial Advance...... 11

ARTICLE V REPRESENTATIONS AND WARRANTIES..................................... 11

                  SECTION 5.1.  Corporate Authorization; Contravention....... 11
                  SECTION 5.2.  Binding Effect............................... 11
                  SECTION 5.3.  Margin Stock................................. 12
                  SECTION 5.4.  Representations and Warranties Incorporated
                                         by Reference........................ 12

ARTICLE VI COVENANTS......................................................... 12

                  SECTION 6.1.  Covenants Incorporated by Reference.......... 12
                  SECTION 6.2  Use of Proceeds............................... 12

ARTICLE VII SUBORDINATION OF NOTE............................................ 12

                  SECTION 7.1.  Note Subordinated to Senior Indebtedness..... 12
                  SECTION 7.2.  No Payment on Notes in Certain Circumstances. 13
                  SECTION 7.3.  Payment over of Proceeds upon Dissolution,
                                        Etc.................................. 14

ARTICLE VIII DEFAULTS........................................................ 17

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


                  SECTION 8.1.  Events of Default............................ 17

ARTICLE IX MISCELLANEOUS..................................................... 19

                  SECTION 9.1.  Notices...................................... 19
                  SECTION 9.2.  No Waivers................................... 19
                  SECTION 9.3.  Expenses; Indemnification; Documentary
                                    Taxes.................................... 19
                  SECTION 9.4.  Set-Offs..................................... 20
                  SECTION 9.5.  Amendments and Waivers....................... 20
                  SECTION 9.6.  Survival..................................... 20
                  SECTION 9.7.  Limitation on Interest....................... 21
                  SECTION 9.8.  Invalid Provisions........................... 21
                  SECTION 9.9.  Waiver of Consumer Credit Laws............... 21
                  SECTION 9.10. Successors and Assigns....................... 21
                  SECTION 9.11. TEXAS LAW.................................... 21
                  SECTION 9.12. Consent to Jurisdiction; Waiver of
                                Immunities................................... 21
                  SECTION 9.13.  Counterparts; Effectiveness................. 22
                  SECTION 9.14.  COMPLETE AGREEMENT.......................... 22
                  SECTION 9.15. WAIVER OF JURY TRIAL......................... 22

     THIS SUBORDINATE LOAN AGREEMENT (this "Agreement") is dated as of the 2nd day of May, 1996, among Patina Oil & Gas Corporation, a Delaware corporation ("Patina"), SOCO Wattenberg Corporation, a Delaware corporation ("SWAT") (Patina and SWAT are collectively referred to herein as "Lenders" and individually as a "Lender") and Gerrity Oil & Gas Corporation, a Delaware corporation ("Borrower"). Notwithstanding that this Agreement is executed on May 2, 1996, this Agreement will not be deemed to be delivered and (subject only to the obligations of Lenders and Borrower under this sentence and the remaining provisions of this paragraph) will not constitute a binding obligation of Lenders and Borrower unless and until the Fairness Opinion and the Certificate of Effectiveness (each as herein defined) have been delivered by Borrower to Lenders. Upon delivery of such Fairness Opinion and Certificate of Effectiveness, this Agreement shall be deemed to be delivered as of May 2, 1996 and will constitute the valid and binding agreement of the parties hereto effective as of May 2, 1996, enforceable against such parties hereto in accordance with its terms. Borrower shall have no obligation to deliver the Fairness Opinion or the Certificate of Effectiveness, and if the Fairness Opinion and the Certificate of Effectiveness are not delivered on or before May 1, 1997, the obligations of Lenders under this paragraph shall terminate and shall be of no further force or effect.

                               W I T N E S S E T H

     WHEREAS, Borrower has requested that Lenders make a term loan to Borrower on the terms and conditions set forth herein, and Lenders are willing to make such term loan to Borrower on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders agree as follows:

                                    ARTICLE I

                                  TERMS DEFINED

     SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

     "Administrative Agent" means Texas Commerce Bank National Association as Administrative Agent under the TCB Bank Credit Agreement and its successors and assigns.

     "Advance" has the meaning set forth in Section 2.1.

     "Authorized Officer" means, as to any Person, its Chairman, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s) or Vice President duly authorized to act on behalf of such Person.

     "Availability" means, at any time, (a) the Commitment in effect at such time, minus (b) the principal balance of the Loan at such time.

     "Bank Credit Agreement" means the TCB Bank Credit Agreement, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such TCB Bank Credit
Agreement or other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced, substituted or otherwise modified from time to time, including, without limitation, replacement or substitution in its entirety with one or more agreements, agents or syndicates of financial institutions; provided, that with respect to any agreement providing for the refinancing of Indebtedness under the Bank Credit Agreement, such agreement shall be the Bank Credit Agreement under this Agreement only if a notice to that effect is delivered by Borrower to Lenders and there shall be at any time only one instrument that is (together with the aforementioned related agreements, instruments and documents) the Bank Credit Agreement under this Agreement.

     "Borrower" means Gerrity Oil & Gas Corporation, a Delaware corporation.

     "Borrowing Date" means any Business Day upon which the proceeds of any Advance are made available to Borrower.

     "Business Day" means any day except a Saturday, Sunday or other day on which national banks in Houston, Texas, are authorized by law to close.

     "Closing Date" means May 2, 1996.

     "Closing Transactions" means the transactions to occur on the Closing Date pursuant to the Closing Documents (as defined in the TCB Bank Credit Agreement) and the TCB Bank Credit Agreement, including, without limitation, (a) the Merger, (b) the exchange of the issued and outstanding capital stock of Borrower for the Exchange Securities (as defined in the TCB Bank Credit Agreement) (other than shares of the Preferred Stock which is not exchangeable pursuant to the Exchange Offer contemplated by Section 7.26 of the Merger Agreement), (c) the contribution of SOCO Wattenberg (as defined in the TCB Bank Credit Agreement) to Patina, (d) the assumption and repayment by Patina of $75,000,000 of Loans (as defined in the SOCO Credit Agreement [as defined in the TCB Bank Credit Agreement]) outstanding under the SOCO Credit Agreement, and (e) the termination of the Existing Borrower Credit Agreement (as defined in the TCB Bank Credit Agreement), including, without limitation, (i) the payment in full of all Debt of Gerrity outstanding thereunder, (ii) the cancellation of all letters of credit outstanding thereunder, and (iii) the termination and release of all Liens securing the payment and performance of the obligations thereunder, or, alternatively, the assignment of all such Liens to Administrative Agent to secure the Indebtedness outstanding under the TCB Bank Credit Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Assignment of Intercompany Loan" means that certain Collateral Assignment of Intercompany Loan of even date herewith by and among Lenders and Administrative Agent.

     "Commitment" means the commitment of Lenders to make Advances to Borrower pursuant to Section 2.1 in an aggregate amount not to exceed $87,000,000 as such amount may be reduced or terminated from time to time in accordance with the provisions hereof.

     "Commitment Fee Percentage" means for any Fiscal Quarter through and including the Fiscal Quarter in which the Commitment is cancelled and the Loan is paid in full, one half of one percent (.50%). Notwithstanding the foregoing, if the Commitment is cancelled and the Loan is paid in full prior to September 30, 1996, the Commitment Fee Percentage during the Fiscal Quarters commencing with the First Quarter after the Fiscal Quarter in which the Commitment is cancelled and the Loan is paid in full through and including the Fiscal Quarter ending December 31, 1996 shall be three eights of one percent (.375%).

     "Commitment Termination Date" means the first anniversary of the Closing Date.

     "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including obligations under Capital Leases, other than Capital Leases which are usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (f) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (e) preceding.


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

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Designated Senior Indebtedness" means (i) Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) under the Bank Credit Agreement, and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount of at least $10,000,000 and is specifically designated by Borrower in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

     "Effectiveness Certificate" means a Certificate of Effectiveness in the form of Annex C attached hereto to be executed by Borrower and delivered to Lenders after receipt of the Fairness Opinion pursuant to which this Agreement
(a) will be deemed to be delivered by the parties hereto, and (b) will constitute the valid and binding obligations of the Lenders and Borrower, enforceable against Lenders and Borrower in accordance with its terms.

     "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

     "Fairness Opinion" means a written opinion of a nationally recognized investment banking firm stating that the transaction contemplated by the Loan Papers is fair to Borrower from a financial point of view.

     "Fiscal Quarters" means the three (3) month periods falling in each Fiscal Year ending March 31, June 30, September 30 and December 31.

     "Fiscal Year" means a twelve (12) month period ending December 31.

     "Indenture" means that certain Indenture dated June 30, 1994, by and between Borrower and Chemical Bank as Trustee, which Indenture sets forth certain terms applicable to the Subordinate Notes.

     "Indenture Trustee" means the Trustee under the Indenture, and its successor and assign.

     "Lenders" means Patina and SWAT collectively, and "Lender" means either Patina or SWAT.

     "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a senior subordinate loan in an amount up to $87,000,000 to be made by Lenders to Borrower pursuant to this Agreement.

     "Loan Papers" means this Agreement, the Note and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     "Margin Regulations" mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Margin Stock" means "margin stock" as defined in Regulation U.

     "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of ninety (90) days or less without liability for further payment other than nominal penalty.

     "Material Debt" means Debt of Borrower or any of its Subsidiaries issued under one or more related or unrelated agreements or instruments in an aggregate principal amount exceeding $2,500,000.

     "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Loan at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Papers.

     "Merger" means the merger of Merger Sub with and into Borrower pursuant to the Merger Agreement, with Borrower being the surviving corporation and pursuant to which Borrower will become a wholly owned Subsidiary of Patina.

     "Merger Agreement" means that certain Amended and Restated Agreement and Plan of Merger dated as of January 16, 1995 as amended and restated as of March 20, 1996, by and among SOCO, Borrower, Lenders and Merger Sub.

     "Merger Sub" means Patina Merger Corporation, a Delaware corporation, which
(a) prior to the Merger is a wholly owned Subsidiary of Patina, and (b) will be merged into Borrower pursuant to the Merger, with Borrower being the surviving corporation.

     "Note" means a Senior Subordinate Promissory Note of Borrower payable to the order of Lenders, in substantially the form of Annex A hereto, evidencing the aggregate indebtedness of Borrower to Lenders resulting from the Loan made to Borrower pursuant hereto, together with all modifications, extensions, renewals and rearrangements thereof.

     "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower or any of its Subsidiaries to Lenders arising pursuant to the Loan Papers, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means Borrower's $12.00 Convertible Preferred Stock containing the rights and preferences set forth in, and issued pursuant to, the Preferred Stock Designation.

     "Preferred Stock Designation" means the Certificate of Designation of Rights and Preferences of $12.00 Convertible Preferred Stock filed with the Secretary of State of Delaware on May 4, 1993, setting forth the rights and preferences of the Preferred Stock.

     "Process Agent" has the meaning set forth in Section 9.12.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Request for Advance" has the meaning set forth in Section 2.2.

     "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

     "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

     "Senior Indebtedness" means the following obligations of Borrower, whether outstanding on the date of this Agreement or hereafter Incurred: (i) all Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) of Borrower under the Bank Credit Agreement, any
Interest Rate Agreement, Currency Agreement or Hedging Arrangement and Borrower's guarantee of any Indebtedness or monetary obligation of any of its Subsidiaries under any Interest Rate Agreement, Currency Agreement or Hedging Agreement and (ii) all other Indebtedness of Borrower (other than the Note), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Note; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of Borrower that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to Borrower, (b) any Indebtedness of Borrower to any of its Subsidiaries or to a joint venture in which Borrower has an interest, (c) any Indebtedness of Borrower not permitted by Section 4.03 of the Indenture, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness of Borrower to any employee, officer or director of Borrower or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owned or owing by Borrower, (g) any Trade Payables of Borrower, or (h) the Subordinate Notes or the Senior Subordinate Obligations (as that term is defined in the Indenture); it being the agreement of Borrower and Lenders that the Note and the Obligations shall rank pari passu in right of payment to the Subordinate Notes and the Senior Subordinate Obligations. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of Borrower and its Subsidiaries at the rate provided for in the document governing such Senior
Indebtedness, whether or not such interest in an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law or similar laws relating to insolvency.

     "SOCO" means Snyder Oil Corporation, a Delaware corporation, which (a) prior to the Merger, is the legal and beneficial owner of one hundred percent of the issued and outstanding capital stock of Patina of every class, and (b) immediately after the Merger, will be the legal and beneficial owner of seventy percent (70%) of the issued and outstanding Common Stock of Patina (on a non-diluted basis).

     "Subordinate Notes" means Borrower's 11 3/4% Senior Subordinate Notes due July 15, 2004.

     "Subordinate Note Redemption Date" means the date specified as the "Change of Control Payment Date" in the "Change of Control Offer" required to be delivered by Borrower as a result of the Merger pursuant to Section 4.18 of the Indenture.

     "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

     "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

     "TCB Bank Credit Agreement" means the Credit Agreement dated May 2, 1996 by and among Borrower, Lenders, Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais New York Branch, as Co-Agents, and the Banks parties thereto described on Schedule 1 thereto, as the same may be modified, amended, renewed, extended or restated from time to time.

     "TCB Bank Credit Obligations" means the Obligations under and as defined in the TCB Bank Credit Agreement.

     SECTION 1.2. Term Defined in the Indenture. Each of the following terms, as used herein or in any of the other Loan Papers, shall have the meaning given such term in the Indenture: Trade Payables, Capitalized Leases, Guaranteed, GAAP, Currency Agreements, Interest Rate Agreements, Hedge Agreements, Indebtedness, Incurred, Restricted Subsidiaries and Redeemable Stock.


                                   ARTICLE II

                                THE LOAN FACILITY

     SECTION 2.1. Commitments. (a) Lenders agree, subject to the terms and conditions set forth in this Agreement, to lend to Borrower (a) in a single Advance on the Subordinate Note Redemption Date, an amount equal to the remainder of (i) 101% of the principal amount of the Subordinate Notes tendered for redemption on the Subordinate Note Redemption Date, minus $14,000,000, and
(b) in one or more Advances subsequent to the Subordinate Note Redemption Date, an amount equal to the lesser of (i) the purchase price to be paid by Borrower for Subordinate Notes purchased by Borrower subsequent to the Subordinate Note Redemption Date, or (ii) the principal amount of Subordinate Notes purchased by Borrower subsequent to the Subordinate Note Redemption Date. In no event shall Borrower be entitled to Advances hereunder (x) unless and until the Gerrity Refinancing Reserve (as defined in the TCB Bank Credit Agreement) has been fully exhausted for the purposes permitted pursuant to the TCB Bank Credit Agreement,
(y) after the Commitment Termination Date, or (z) which would cause the aggregate amount of all Advances made hereunder to exceed $87,000,000. Amounts repaid with respect to the Loan may not be reborrowed.

     SECTION 2.2. Method for Requesting Advances. In order to request an Advance, Borrower shall hand deliver, telex or telecopy to each Lender and to Administrative Agent (so long as the TCB Bank Credit Agreement is in effect or any TCB Bank Credit Obligations remain unpaid or unperformed) a duly completed Request for Advance prior to 12:00 noon (Houston, Texas time), at least one (1) Business Day before the Borrowing Date specified for the proposed Advance. Each Request for Advance shall be substantially in the form of Annex B hereto, and shall specify:

     (a) the aggregate principal amount of the Subordinate Notes to be redeemed or repurchased by Borrower on the date such Advance is to be made;

     (b) the redemption or repurchase price to be paid by Borrower for the Subordinate Notes to be redeemed or repurchased with the proceeds of such Advance;

     (c) the Borrowing Date of such Advance, which shall be a Business Day and shall also be the date of the closing of the redemption or repurchase of Subordinate Notes to be redeemed or repurchased by Borrower with the proceeds of such Advance; and


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

     (d) the aggregate amount of such Borrowing (which shall not exceed the lesser of (i) the aggregate redemption or purchase price to be paid by Borrower for the Subordinate Notes to be redeemed or repurchased by Borrower with the proceeds of such Advance), or (ii) the principal balance of the Subordinate Notes to be redeemed or repurchased by Borrower in whole or in part with the proceeds of such Advance.

Not later than 12:00 noon (Houston, Texas time) on the date each Advance is requested, Lenders shall, subject to the satisfaction of each condition precedent set forth in Section 4.1 an 4.2 hereof, make available to Borrower the proceeds of such Advance in Federal or other funds immediately available in Houston, Texas.

     SECTION 2.3. Notes. The Loan shall be evidenced by a single Note payable to the order of the Lenders in the amount of $87,000,000.

     SECTION 2.4. Interest Rate. (a) Subject to Section 2.4(b) hereof, interest shall accrue on the outstanding principal balance of the Loan at a rate per annum equal to eleven and three fourths percent (11.75%); provided that in no event shall the rate charged hereunder or under the Note exceed the Maximum Lawful Rate.

     (b) In the event of default in payment of any of the Obligations when due (and regardless of whether such Obligations become due as a result of the lapse of time, the acceleration of maturity or otherwise) the entire outstanding Obligations (including, to the extent permitted by applicable law, accrued but unpaid interest) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the lesser of (a) eighteen percent (18%), or (b) the Maximum Lawful Rate.

     (c) Notwithstanding the foregoing, if at any time the rate of interest calculated pursuant to Section 2.4 (a) or (b) hereof (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the affected Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Note, the total amount of interest paid or accrued on the
Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to the holders of the Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on the Note.

     (d) Interest payable on the Loan shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days.

     SECTION 2.5. Interest Payments. Interest shall be payable on the Note as it accrues on the last day of each Fiscal Quarter commencing with the first such day after the date of the initial Advance made hereunder.

     SECTION 2.6. Maturity Date. The entire outstanding principal balance of the Loan and all accrued but unpaid interest thereon and all other Obligations shall be due and payable in full on July 15, 2004.

     SECTION 2.7. Voluntary Prepayments. Borrower may, upon written notice to Lenders one (1) Business Day prior to such payment date, prepay the Loan in whole or in part at any time and from time to time without premium or penalty; provided, that (a) any partial prepayment shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000, and (b) any prepayment of principal shall be paid together with accrued but unpaid interest on the principal repaid through the date of repayment.

     SECTION 2.8. Commitment Fee. On the Commitment Termination Date and on the last day of each Fiscal Quarter prior thereto commencing June 30, 1996, Borrower shall pay to Lenders a commitment fee

(computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) equal to the Commitment Fee Percentage of the daily average Availability for the Fiscal Quarter (or portion thereof) ending on such date.

     SECTION 2.9. Funding Fee. On each day on which an Advance is made under the Loan, Borrower shall pay to Lenders a funding fee in an amount equal to
 .125% of the amount of such Advance.

     SECTION 2.10. General Provisions as to Payments. (a) Prior to an Event of Default (as defined in the TCB Bank Credit Agreement), Borrower shall make each payment of principal of, and interest on, the Loan and all fees payable hereunder to Lenders at their addresses set forth on the signature pages hereto.

     (b) After the occurrence and during the continuance of an Event of Default (as defined in the TCB Bank Credit Agreement), Borrower shall make each payment of principal of, and interest on, the Loan and all fees payable hereunder not later than 12:00 noon (Houston, Texas time) on the date when due, in Federal or other funds immediately available in Houston, Texas, in the manner provided in
Section 3.2 hereof. Whenever any payment of principal of, or interest on, the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

     (c) After the occurrence of an Event of Default, all amounts collected or received by either Lender in respect of the Loan shall be applied first to the payment of all proper costs incurred by either Lender in connection with the collection thereof (including reasonable expenses and disbursements of either Lender), second to the reimbursement of any advances made by either Lender to effect performance of any unperformed covenants of Borrower under any of the Loan Papers, and third, to the payment of principal and accrued but unpaid interest on the Loan in such manner as Lenders shall determine in their sole discretion.


                                   ARTICLE III

                   OBLIGATIONS AND RIGHTS OF LENDERS ASSIGNED

     SECTION 3.1. Collateral Assignment to Senior Lenders. Borrower and Lenders acknowledge and agree that to secure the TCB Bank Credit Obligations, Lenders have entered into the Collateral Assignment of Intercompany Loan, pursuant to which Lenders have transferred, assigned, set over and conveyed, and granted a security interest in and to, this Agreement, the Note and the other Loan Papers and all rights (but none of the obligations) of Lenders hereunder and thereunder (including, without limitation, all rights of Lenders to receive payments of principal, interest and other amounts due and owing hereunder) to the Administrative Agent for the ratable benefit of Banks parties to the TCB Bank Credit Agreement.

     SECTION 3.2. Place of Payment. After the occurrence and during the continuation of an Event of Default (as defined in the TCB Bank Credit Agreement), all payments and prepayments made by Borrower of all or any part of the Obligations hereunder shall be paid to Administrative Agent at its address in Houston, Texas specified in Schedule 1 to the TCB Bank Credit Agreement for application by Administrative Agent and the Banks parties to the TCB Bank Credit Agreement in the manner specified therein.

     SECTION 3.3. Certain Rights of Administrative Agent. Without limiting anything contained in Section 3.1 hereof, Borrower acknowledges and agrees, for the benefit of Administrative Agent and the Banks parties to the TCB Bank Credit Agreement, that until such time as the TCB Bank Credit Obligations have been paid and performed in full and the TCB Bank Credit Agreement has been terminated, (a) Administrative Agent shall have the absolute and exclusive right to enforce the provisions of this Agreement and the other Loan Papers and the obligations of Borrower hereunder, (b) no amendment or modification of the terms of this Agreement or any other Loan Paper, and no waiver of compliance of any obligation of Borrower hereunder or thereunder, and no consent granted pursuant hereto or thereto, shall be enforceable against or binding upon Administrative

Agent or any Bank party to the TCB Bank Credit Agreement unless such amendment, modification or waiver shall be in writing and executed by Administrative Agent,
(c) all obligations of Borrower hereunder or under any of the other Loan Papers with respect to the payment of costs and expenses (including fees and expenses of counsel to Lenders) in connection with the administration, collection and enforcement of the Loans shall include the costs and expenses of Administrative Agent and the Banks parties to the TCB Bank Credit Agreement, and (d) all notices, reports, certificates and other information which would otherwise be provided to Lenders hereunder shall instead (or in addition to) be provided to Administrative Agent.


                                   ARTICLE IV

                             CONDITIONS TO ADVANCES

     SECTION 4.1. Conditions to Initial Advance. The obligation of Lenders to make the initial Advance is subject to the satisfaction of each of the following conditions:

     (a) Closing Deliveries. Lenders shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Lenders and each of which shall, unless otherwise indicated, be dated the Closing Date:

               (i) the Note payable to the order of Lender in the amount of $87,000,000, duly executed by Borrower;

               (ii) a Certificate executed by an Authorized Officer of Borrower stating that (a) the representations and warranties contained in this Agreement are true and correct in all respects, and (b) no Default or Event of Default has occurred which is continuing; and

               (iii) such resolutions, certificates and other documents relating to the existence of Borrower and its Subsidiaries, the corporate authority for the execution, delivery and performance of this Agreement, the Note, the other Loan Papers and certain other matters relevant hereto, in form and substance satisfactory to the Administrative Agent, and certificates of incumbency for Borrower.

     (b) No Material Adverse Change. In the sole discretion of Lenders, no material adverse change shall have occurred in the assets, liabilities, financial condition or prospects of Borrower or any of its Subsidiaries.

     (c) No Legal Prohibition. The transactions contemplated by this Agreement and the Closing Transactions shall be permitted by applicable law and regulation and shall not subject Lenders or Borrower or any of their respective Subsidiaries to any onerous condition.

     (d) No Litigation. Except for matters disclosed in the Registration Statement, no litigation, arbitration or similar proceeding shall be pending which calls into question the validity or enforceability of this Agreement, any of the other Loan Papers, any of the Closing Transactions or any of the Closing Documents (as defined in the TCB Bank Credit Agreement).

     SECTION 4.2. Conditions to Each Advance. The obligation of Lenders to make each Advance is subject to the further satisfaction of the following conditions:

     (a) timely receipt by Lenders of a Request for Advance;

     (b) immediately before and after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing and the making of such Advance shall not cause a Default or Event of Default; and

     (c) the representations and warranties of Borrower contained in this Agreement and the other Loan Papers shall be true and correct on and as of the date of such Advance.

The  delivery  of  each  Request  for  Advance   hereunder  shall  constitute  a
representation and warranty by Borrower that on the date of such Advance the statements contained in subclauses (b) and (c) above are true.

     SECTION 4.3. Additional Condition to Initial Advance. The obligation of Lenders to make the initial Advance is subject to the further condition that Administrative Agent shall have received (a) the Fairness Opinion, and (b) the Effectiveness Certificate.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that each of the following statements is true and correct on the date hereof, will be true and correct on the Closing Date (before and immediately after giving effect to the Closing Transactions) and will be true and correct on the date of each Advance.

     SECTION 5.1. Corporate Authorization; Contravention. The execution, delivery and performance of this Agreement, the Note and the other Loan Papers are within Borrower's corporate powers, when executed will be duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulations (including, without limitation, the Margin Regulations) or of the certificate of incorporation, bylaws or other organizational documents of Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries.

     SECTION 5.2. Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower; the Note and the other Loan Papers when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of Borrower; and each Loan Paper is enforceable against Borrower in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 5.3. Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, (i) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (ii) in violation of applicable law or regulation (including, without limitation, the Margin Regulations).

     SECTION 5.4. Representations and Warranties Incorporated by Reference. To the extent the representations and warranties contained in Sections 7.1 and 7.2 and Section 7.5 through 7.20 (inclusive) of the TCB Bank Credit Agreement constitute representations and warranties regarding Borrower or any Subsidiary of Borrower, such representations and warranties are true and correct in all respects.

                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.1. Covenants Incorporated by Reference. Borrower agrees that, so long as Lenders have any commitment to lend hereunder or any amount payable under the Note remains unpaid, Borrower will, and will cause each of its Subsidiaries to, observe, perform and comply with all covenants and agreements applicable to Borrower or any of its Subsidiaries contained in the TCB Bank Credit Agreement; provided, that, to the extent any of such covenants require the delivery of any notice, report, request or other information to any Agent or Bank pursuant the TCB Bank Credit Agreement, Borrower shall be obligated to provide such notice, report, request or other information to Lenders hereunder.

     SECTION 6.2 Use of Proceeds. The proceeds of Advances under the Loan will be used by Borrower solely for the purposes described in Section 2.1 of the TCB Bank Credit Agreement.


                                   ARTICLE VII

                              SUBORDINATION OF NOTE

     SECTION 7.1. Note Subordinated to Senior Indebtedness. Each Lender covenants and agrees, and each subsequent holder of all or any part of the Note, by its acceptance of any interest in the Note, likewise covenants and agrees that the Note is issued subject to the provisions of this Article VII; and each Person holding the Note or any interest therein, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Obligations shall, to the extent and in the manner set forth in this
Article VII, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness, including, without limitation, Borrower's obligations under the Bank Credit Agreement (including any interest accruing subsequent to an event specified in Sections 8.1(h) and 8.1(i), whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

     SECTION 7.2.  No Payment on Notes in Certain Circumstances.

     (a) No direct or indirect payment by or on behalf of Borrower of the Obligations, whether pursuant to the terms of the Note or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

     (b) During the  continuance  of any other event of default  with respect to
(i) the Bank Credit Agreement pursuant to which the maturity thereof may be accelerated and (a) upon receipt by either Lender of written notice from the Administrative Agent (or any other trustee or representative of the Lenders parties to the Bank Credit Agreement) (the "Bank Agent") or (b) if such event of default under the Bank Credit Agreement results from the acceleration of the Note, from and after the date of such acceleration, no payment of the Obligations may be made by or on behalf of Borrower upon or in respect of the Note for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to either Lender from the Bank Agent or by repayment in full in cash or cash equivalents of such Senior Indebtedness or such event of default has been cured or waived) or (ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by either Lender of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior

Indebtedness then outstanding), no payment of the Obligations may be made by or on behalf of Borrower upon or in respect of the Note for a Payment Blockage
Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to either Lender from such trustee of, or other representatives for, such holders or by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period pursuant to this Section 7.2(b) may be commenced with respect to the Note during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness, other than under the Bank Credit Agreement or under clause (i)(b) of this
Section 7.2(b), shall not bar the commencement of another Payment Blockage Period by the Bank Agent within such period of 360 consecutive days. Notwithstanding anything in this Agreement to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 7.2(b), no event of default (other than an event of default pursuant to the financial maintenance covenants under the Bank Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior
Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c) In the event that, notwithstanding the foregoing, any payment shall be received by either Lender or any holder of the Note or any interest therein, when such payment is prohibited by Section 7.2(a) or 7.2(b) of this Agreement, the Lenders shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from either Lender to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee), within 30 days of receipt of such notice from either Lender, notify either Lender of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to such Lender shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to Borrower.

     SECTION 7.3.  Payment over of Proceeds upon Dissolution, Etc.

     (a) Upon any payment or distribution of assets or securities of Borrower of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 8.1(h) and 8.1(i) of this Agreement, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the holder of the Note shall be entitled to receive any payment by Borrower on account of the Obligations, or any payment to acquire the Note for cash, property or securities, or any distribution with respect to the Note of any cash, property or securities. Before any payment may be made by, or on behalf of, Borrower of any Obligations upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of Borrower of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled, but for the provisions of this Article VII, shall be made by Borrower or by an receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holder of the Note if received by the holders of the Note, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of Borrower, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of Borrower of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note at any time when such payment or distribution is prohibited by Section 7.3(a) of this Agreement and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness;

     (d) For purposes of this Section 7.3, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Note to be treated in any case or proceeding or similar event described in this Section 7.3 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of Borrower or any other corporation provide for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Note is subordinated, to the payment of all Senior Indebtedness then outstanding; provided, that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of Borrower with, or the merger of Borrower with or into, another corporation or the liquidation of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of the Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 7.3 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, pursuant to instruments and agreements acceptable to Lenders, agree to pay and perform the Obligations in full.

     SECTION 7.4. Subrogation. (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the holders of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of Borrower made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Article VII, and no payment pursuant to the provisions of this Article VII to the holders of Senior Indebtedness by the holder of the Note shall, as between Borrower, its creditors other than holder of Senior Indebtedness, and the holder of the Note, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness. It is understood that the provisions of this Article VII are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     (b) If any payment or distribution to which the holder of the Note would otherwise have been entitled but for the provisions of this Article VII shall have been applied pursuant to the provisions of this Article VII, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the holder of the Note shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

     SECTION 7.5. Obligations of Borrower Unconditional. (a) Nothing contained in this Article VII or elsewhere in this Agreement or the Note is intended to or shall impair, as between Borrower and the holder of the Note, the obligation of Borrower which is absolute and unconditional, to pay to the holder of the Note the principal of, premium, if any, and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default, subject to the rights, if any, under this Article VII of the holders of the Senior Indebtedness.

     (b) Without limiting the generality of the foregoing, nothing contained in this Article VII will restrict the right of the holder of the Note to take any action to declare the Note to be due and payable prior to stated maturity pursuant to Section 8.1 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the holder of the Note is entitled to receive any direct or indirect payment from Borrower of the Obligations.

     SECTION 7.6. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article VII, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, liquidating trustee, agent or other similar Person making such payment or
distribution,   delivered  to  the  holder  of  the  Note  for  the  purpose  of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VII.

     SECTION 7.7. Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this
Article VII will at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Borrower with the terms of this Agreement, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article VII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

     SECTION 7.8. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Note by reason of any provisions of this Article VII will not be construed as preventing the occurrence of an Event of Default.

     SECTION 7.9. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 7.7 of this Agreement, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to or the holder of the Note, without incurring responsibility to the holder of the Note and without impairing or releasing the subordination provided in this Article VII or the obligations hereunder of the holder of the Note to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any properly pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against Borrower and any other Person.

     SECTION 7.10. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article VII or elsewhere in this Indenture shall prevent Borrower, except under the conditions described in Section 7.2 or 7.3 of this Agreement, from making payments of principal of, premium, if any, and interest on the Note, unless, at least two (2) Business Days prior to the date upon which such payment becomes due and payable, or is otherwise paid, Lenders shall have received the written notice provided for in Section 7.2(b) of this Agreement (or there shall have been an acceleration of the Note prior to such application) or in Section
7.6 of this Agreement. Borrower shall give prompt written notice to the Lenders of any dissolution, winding up, liquidation or reorganization of Borrower.

     SECTION 7.11. Consent of Holders of Senior Indebtedness Under the Bank Credit Agreement. The provisions of this Article VII (including the definitions contained in this Article VII and references to this Article VII contained in this Agreement) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Bank Credit Agreement, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Bank Credit Agreement shall have consented (in accordance with the provisions of the Bank Credit Agreement) to such amendment.


                                  ARTICLE VIII

                                    DEFAULTS

     SECTION 8.1. Events of Default. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

     (a) Borrower shall fail to pay when due any principal of the Note when due;

     (b) Borrower shall fail to pay any accrued interest due and owing on the Note or any fees or any other amount payable hereunder when due and such failure shall continue for a period of five (5) days;

     (c) Borrower shall fail to observe or perform any covenant or agreement contained in Article IX or X of the TCB Bank Credit Agreement to the extent incorporated herein;

     (d) Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant or agreement contained in this Agreement, the TCB Bank Credit Agreement to the extent incorporated herein or any other Loan Papers (other than those covered by Sections 8.1(a), (b) and (c)) for thirty (30) days after written notice thereof has been given to Borrower by either Lender (or the Administrative Agent at the request of any Bank), provided, that, Borrower shall not be entitled to more than two
(2) notices and periods of cure during any calendar year;

     (e)  Borrower  shall fail to cause the  financial  statements  described in
Section 8.1(e) of the TCB Bank Credit Agreement to be accompanied by the opinion without qualification (except for qualifications required by changes in accounting methods with which Borrower's auditors concur) of the accountants preparing such opinion, that such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position and results of operations of Borrower;

     (f) any representation, warranty, certification or statement made or deemed to have been made by Borrower or any Subsidiary of Borrower in this Agreement or by Borrower, any Subsidiary of Borrower or any other Person on behalf of Borrower in any other Loan Paper or any other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

     (g) Borrower or any of its Subsidiaries shall fail or pay any Material Debt at maturity or any event or condition (i) shall occur which results in the acceleration of the maturity of any Material Debt of Borrower or any of its Subsidiaries, or (ii) shall occur and continue for a period of thirty (30) days (or such shorter cure period as is provided pursuant to the terms of such Material Debt) which entitles (or, with the giving of notice or lapse of time or both, would unless cured or waived, entitle) the holder of such Material Debt to accelerate the maturity thereof;

     (h) Borrower or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (i) an involuntary case or other proceeding shall be commenced against Borrower or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any of its Subsidiaries of any of them under the federal bankruptcy laws as now or hereafter in effect;

     (j) one (1) or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against Borrower or any of its Subsidiaries and such judgment or order (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

     (k) one (1) or more judgments or orders for the payment of money aggregating in excess of the sum of (i) ten percent (10%) of the Gerrity Borrowing Base then in effect under, and as defined in, the TCB Bank Credit
Agreement, plus (ii) (A) the amount of such judgment which is covered by insurance to the satisfaction of the Administrative Agent and its counsel, and
(B) any amounts which Borrower has deposited with the Administrative Agent to be held by the Administrative Agent as security for the payment of such judgment shall be rendered against Borrower or any of its Subsidiaries, whether or not otherwise bonded or stayed;

     (l) an Event of Default shall occur under and as defined in the  Indenture;
or

     (m) Borrower or any Subsidiary of Borrower shall incur Environmental Liabilities (as defined in the TCB Bank Credit Agreement) in an amount in excess of $5,000,000 considered in the aggregate for Borrower and all Restricted Subsidiaries;

then, and in every such event, the Lenders may, at their option, without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, terminate the Commitment and it shall thereupon terminate, and (b) take such other actions as may be permitted by the Loan Papers including, declaring the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable; provided that (c) in the case of any of the Events of Default specified in Section 8.1(h) or (i), without any notice to Borrower or any other act by either Lender, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) shall become immediately due and payable.


                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party at its address, telex or telecopy number set forth on the signature pages hereto or such other address, telex or telecopy number as such party may hereafter specify for such purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, one (1) Business Day after deposit in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 9.1; provided that notices under Article II shall not be effective until received.

     SECTION 9.2. No Waivers. No failure or delay by either Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Papers.

     SECTION 9.3. Expenses; Indemnification; Documentary Taxes. (a) Borrower shall pay (i) all out-of-pocket expenses of Lenders, including reasonable fees and disbursements of special counsel for Lenders, in connection with any Default or alleged Default hereunder and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by either Lender in connection therewith. Borrower shall indemnify each Lender against any Taxes imposed by reason of the execution and delivery of this Agreement or the Note. (b) All amounts payable by Borrower under the Loan Papers (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Lender shall be paid in full, free of any deductions or withholdings for or on account of any Taxes. If Borrower is prohibited by law from paying any such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Papers) Borrower shall pay to or for the account of Lender such additional amount as may be necessary in order that the actual amount received by such Lender after deduction and/or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount, and so on) will equal the amount such Lender would have received if such deduction or withholding were not made.

     (c) Borrower agrees to indemnify each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for each Lender in connection with any investigative, administrative or judicial proceeding, whether or not such Lender shall be designated a party thereto) which may be incurred by any Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loan hereunder; provided that no Lender shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, IT BEING THE INTENTION HEREBY THAT EACH LENDER SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE.

     SECTION 9.4. Set-Offs. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, but subject in all cases to
Article VII hereof, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the Note irrespective of whether or not such Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 9.4(a) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

     SECTION 9.5. Amendments and Waivers. Any provision of this Agreement, the Note or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrower and each Lender.

     SECTION 9.6. Survival. All representations, warranties and covenants made by Borrower herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by Lenders and shall survive the delivery to Lenders of such Loan Papers or the extension of the Loan (or any part thereof), regardless of any investigation made by or on behalf of either Lender.

     SECTION 9.7. Limitation on Interest. Regardless of any provision contained in the Loan Papers, Lenders shall never be entitled to receive, collect, or apply, as interest on the Loan, any amount in excess of the Maximum Lawful Rate, and in the event either Lender ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Lenders shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Note; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Lenders shall refund to Borrower the amount of such excess and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

     SECTION 9.8. Invalid Provisions. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 9.9. Waiver of Consumer Credit Laws. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Loan.

     SECTION 9.10. Successors and Assigns. Each Loan Paper binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns; provided, that Borrower may not assign or transfer any rights or obligations under any Loan Paper without first obtaining Lenders' consent, and any purported assignment or transfer without all Lenders' consent is void.

     SECTION 9.11. TEXAS LAW. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

     SECTION 9.12. Consent to Jurisdiction; Waiver of Immunities. (a) Borrower and each Lender hereby irrevocably submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and Borrower and each Lender hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Borrower and each Lender hereby irrevocably appoints The Corporation Company (the "Process Agent"), with an office on the date hereof at 1675 Broadway, Denver, Colorado 80202, as its agent to receive on behalf of such party proper service of copies of the summons and complaint and any other process which may be made by mailing or delivering a copy of such process to Borrower or such Lender (as applicable) in care of the Process Agent at the Process Agent's above address, and Borrower and each Lender hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. As an alternative method of service, Borrower and each Lender also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower or such Lender at its address specified in Section 9.1. Borrower agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this Section 9.12 shall affect any right of either Lender or Borrower to serve legal process in any other manner permitted by law or affect the right of either Lender or Borrower to bring any action or proceeding against Borrower or any Lender or their properties in the courts of any other jurisdictions.

     (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower and such Lender hereby irrevocably waive such immunity in respect of their obligations under this Agreement and the other Loan Papers.

     SECTION 9.13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 9.14. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE BORROWER AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND LENDERS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BORROWER AND LENDERS.

     SECTION 9.15. WAIVER OF JURY TRIAL. BORROWER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

BORROWER:

GERRITY OIL & GAS CORPORATION,
a Delaware corporation


By: /s/ David J. Kornder
- ------------------------
         David J. Kornder,
         Vice President

4100 East Mississippi Ave., Suite 1200
Denver, CO  80222
Attn:  David J. Kornder
Telecopy No.:  303-757-1253

with a copy to:

Thomas J. Edelman
595 Madison Avenue
27th Floor
New York, New York 10022
Telecopy No.:  212-888-6877

and with a copy to:

Texas Commerce Bank National Association
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201
Attn: Timothy E. Perry
Telecopy No. 214-965-2389

LENDERS:

SOCO WATTENBERG CORPORATION,
a Delaware corporation


By: /s/ Rodney L. Waller
- ------------------------
Rodney L. Waller,
Vice President

1625 Broadway
Denver, Colorado 80202
Attn:  Rodney L. Waller
Telecopy No.:  303-592-8600

with a copy to:

Thomas J. Edelman
595 Madison Avenue
27th Floor
New York, New York 10022
Telecopy No.:  212-888-6877

and with a copy to:

Texas Commerce Bank National Association
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201
Attn: Timothy E. Perry
Telecopy No. 214-965-2389

PATINA OIL & GAS CORPORATION,
a Delaware corporation


By: /s/ Rodney L. Waller
- ------------------------
Rodney L. Waller,
Vice President

1625 Broadway
Denver, CO  80202
Attn:  Rodney L. Waller
Telecopy No.:  303-629-2500

with a copy to:

Thomas J. Edelman
595 Madison Avenue
27th Floor
New York, New York 10022
Telecopy No.:  212-888-6877
and with a copy to:

Texas Commerce Bank National Association
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201
Attn: Timothy E. Perry
Telecopy No. 214-965-2389

                                                                         Annex A
                       SENIOR SUBORDINATE PROMISSORY NOTE



$87,000,000                                                _______________, 1996


     FOR VALUE RECEIVED, the undersigned, Gerrity Oil & Gas Corporation, a Delaware corporation ("Maker"), hereby promises to pay to the order of Patina Oil & Gas Corporation and SOCO Wattenberg Corporation, each a Delaware corporation (collectively "Payee"), at the offices of Patina Oil & Gas
Corporation, 1625 Broadway, Denver, Colorado 80222 (except with respect to payments to be made to Administrative Agent pursuant to Section 3.2 of the Agreement (as herein defined) which shall be paid to Administrative Agent at the offices of Administrative Agent at its address in Houston, Texas specified in
Schedule 1 to the TCB Bank Credit Agreement, the principal sum of Eighty Seven Million and No/100 Dollars ($87,000,000), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

     This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Subordinate Loan Agreement dated as of May 2, 1996 (as hereafter renewed, extended, amended, or supplemented, the "Agreement") among Maker and Payee and is the "Note" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

     Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices above referenced from the date hereof at the rates applicable to the Loan provided in the Agreement.

     Accrued but unpaid interest on this Note shall be due and payable as it accrues at the times and in the amounts required by Section 2.4 of the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest thereon shall be due and payable in full on July 15, 2004.

     Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

     Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker.

     Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.4 of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the holder of this Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

                                                  GERRITY OIL & GAS CORPORATION,
                                                          a Delaware corporation



                                                        By: /s/ David J. Kornder
                                                        ------------------------
                                                              David J. Kornder,
                                                              Vice President



                                  ADVANCES AND
                       PAYMENTS OF PRINCIPAL AND INTEREST


====================================================================================================================================
      Advance               Amount of             Amount of            Amount of              Unpaid
        Date                 Advance           Principal Paid        Interest Paid          Principal            Notation Made
                                                                                             Balance                  By
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

                                                                         Annex B

                               REQUEST FOR ADVANCE


     Reference is made to that certain Subordinate Loan Agreement dated as of May 2, 1996, (as from time to time amended, the "Agreement") by and among Patina Oil & Gas Corporation, SOCO Wattenberg Corporation and Gerrity Oil & Gas Corporation. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests pursuant to
Section 2.1 of the Agreement in the amount of $ to be advanced on , .

     Borrower and the officer of Borrower signing this instrument hereby certify that:

     (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

     (b) The representations and warranties of Borrower set forth in the Agreement and the Loan Papers delivered to Lenders are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. No material changes have occurred in the financial condition of Borrower or any of its Subsidiaries since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the TCB Bank Credit Agreement.

     (c) There does not exist on the date hereof, any condition or event which constitutes a Default, nor will any such Default exist upon Borrower's receipt and application of the proceeds requested hereby. Borrower will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

     (d) Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to making of Loans contained in the Agreement remain satisfied in all material respects.

               IN  WITNESS   WHEREOF,   this   instrument   is  executed  as  of
          ______________________, 19 .

                                                  GERRITY OIL & GAS CORPORATION,
                                                          a Delaware corporation



                                                     By:
                                                     Its:

                                                                         Annex C

                          CERTIFICATE OF EFFECTIVENESS

     Reference is made to that certain Subordinate Loan Agreement dated as of May 2, 1996, (as from time to time amended, the "Agreement") by and among Patina Oil & Gas Corporation, SOCO Wattenberg Corporation and Gerrity Oil & Gas Corporation. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

     Borrower and the officer of Borrower signing this certificate hereby certify that:

     (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature thereto.

     (b) Attached hereto as Exhibit 1 is a true, correct and complete copy of the Fairness Opinion.

     (c) The representations and warranties of Borrower set forth in the Agreement and the Loan Papers are true and correct (i) on and as of the date hereof and (ii) on and as of the effective date of the Agreement.

     (d) Upon the delivery of this certificate, the Agreement shall be deemed to be delivered as of May 2, 1996 and will constitute the valid and binding agreement of the parties to the Agreement effective as of May 2, 1996, and enforceable against such parties in accordance with the terms of such Agreement.

     IN WITNESS WHEREOF, this certificate is executed as of ______________, 199__.

                                                  GERRITY OIL & GAS CORPORATION,
                                                          a Delaware corporation


                                                              By:
                                                              Its:

Acknowledged and Accepted:

Patina Oil & Gas Corporation


By:
Its:

SOCO Wattenberg Corporation


By:
Its:


                                        2